UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2007

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On May 3, 2007, Hines Interests Limited Partnership ("Hines"), the sponsor of Hines REIT Properties, L.P. ("Hines REIT"), issued a press release relating to the acquisition of a portfolio of office properties in Sacramento, California by Hines-Sumisei U.S. Core Office Fund, L.P. (the "Core Fund"). A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01 Other Events.

On May 1, 2007, Hines acquired a portfolio of office buildings in Sacramento, California (the "Sacramento Properties") on behalf of an indirect subsidiary of the Core Fund, as well as certain other properties on behalf of another affiliate of Hines. The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term "core" holdings. As a result of this acquisition, the Core Fund now holds interests in a portfolio of 21 office properties. The Core Fund is an affiliate of Hines and of Jeffrey C. Hines, Chairman of Hines REIT’s Board of Directors. The Operating Partnership, a subsidiary of Hines REIT, owned an approximate 30% interest in the Core Fund as of the date of this acquisition. The seller is not affiliated with the Core Fund or its affiliates.

The Sacramento Properties are comprised of six office properties, which include 15 office buildings located in and around the Sacramento metropolitan area. The Sacramento Properties contain approximately 1.4 million square feet, in aggregate. No tenant leases more than 10% of the aggregate rentable area of the Sacramento Properties.

The contract purchase price for the Sacramento Properties was approximately $490.2 million, exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded by capital contributions from investors in the Core Fund, borrowings under a revolving credit facility with KeyBank National Association ("KeyBank") held by an indirect subsidiary of the Core Fund and $237.3 million from three mortgage loans obtained from Bank of America Corporation in connection with the acquisition. The mortgage loans bear interest at effective fixed rates of 5.5 - 5.6%, have terms of five, seven and ten years and are secured by the Sacramento Properties. One additional mortgage loan is expected to close on or about May 25, 2007 which will be used to repay proceeds borrowed from KeyBank.The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to the Core Fund or Hines REIT.

Hines will serve as the property manager and will provide services in connection with the leasing, operation and management of the Sacramento Properties.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

May 4, 2007	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Hines dated May 3, 2007